Exhibit 99.1



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                              FOR IMMEDIATE RELEASE


        DEL LABORATORIES, INC., TO LICENSE ELIZABETH ARDEN TRADEMARKS FOR
                            SALON NAIL CARE PRODUCTS


UNIONDALE, N.Y., March 25, 2004 --- Del Laboratories, Inc. (AMEX:DLI) today announced a trademark licensing agreement for the use of the Elizabeth Arden and Red Door trademarks for salon nail care products. The products will be developed and marketed by Del Laboratories and sold under the Elizabeth Arden and Red Door names.

William McMenemy, Executive Vice President of Marketing at Del said, "Our expertise in the nail care business together with the great Elizabeth Arden and Red Door salon and spa heritage provide a unique selling proposition based on the strengths of both companies. The new line will provide salons and nail technicians with a complete line of the highest quality products, carrying the well known and prestigious Elizabeth Arden and Red Door trademarks."

This agreement marks the first entree into the professional salon channel for Del, the number one manufacturer of nail care products to the mass marketing channel. The first products will begin to roll out later this year and will be marketed to the Elizabeth Arden and Red Door spas and prestige salons and spas nationwide.

Del Laboratories, Inc., markets and manufactures cosmetics and over-the-counter pharmaceuticals. Its major brands include SALLY HANSEN HARD AS NAILS(R), America's number one nail protection, HEALING BEAUTY(R) skin care makeup, CORNSILK(R) face makeup, LACROSS(R) nail and beauty implements, lip color, skin care, bleaches and depilatories, all under the SALLY HANSEN brand franchise, NATURISTICS(R) cosmetics, and N.Y.C. New York Color(R) cosmetics. The Company's Del Pharmaceuticals subsidiary includes ORAJEL(R), the number one brand of topical oral analgesics, ARTHRICARE(R), PRONTO(R), DERMAREST(R) PSORIASIS, GENTLE NAUTRALS(R), AURO-DRI(R), TANAC(R) and PROPA pH(R).

Elizabeth Arden and Red Door are registered trademarks of Elizabeth Arden, Inc.

Certain statements in this press release may constitute "forward-looking statements" under the federal securities laws. Forward-looking statements contain information that is subject to certain risks, uncertainties, trends and other factors that could cause actual results to be materially different from any future results implied by such forward-looking statements. Factors that might cause such a difference include, but are not limited to: delays in introducing new products or failure of consumers to accept new products; actions by competitors which may result in mergers, technology improvement or new product introductions; the dependence on certain national chain drug stores, food stores and mass merchandiser relationships due to the concentration of sales generated by such chains; changes in fashion-oriented color cosmetic trends; the effect on sales of lower retailer inventory targets; the effect on sales of political and/or economic conditions; the Company's estimates of costs and benefits, cash flow from operations and capital expenditures; interest rate or foreign exchange rate changes affecting





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the Company and its market sensitive financial instruments including the
Company's qualitative and quantitative estimates as to market risk sensitive instruments; changes in product mix to products which are less profitable; shipment delays; depletion of inventory and increased production costs resulting from disruptions of operations at any of our manufacturing or distribution facilities; foreign currency fluctuations affecting our results of operations and the value of our foreign assets and liabilities; the relative prices at which we sell our products and our foreign competitors sell their products in the same market; our operating and manufacturing costs outside of the United States; changes in the laws, regulations and policies, including changes in accounting standards, that effect, or will effect, us in the United States and/or abroad; and trends in the general economy. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Without limitation, use of the following words is intended to identify forward-looking statements: "may," "will," "should," "expect," "anticipate," "estimate," "intend," "plan," or "continue" or the negative thereof or other variations thereon. For further information on factors which could impact the Company and the statements contained herein, please refer to the Company's filings with the Securities and Exchange Commission, including without limitation the Company's Annual Report on Form 10-K and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained or incorporated by reference therein and quarterly reports on Form 10-Q. Filings with the Securities and Exchange Commission are available on the Company's website at www.dellabs.com.


   CONTACT:
                  William H. McMenemy
                  Executive Vice President
                  Del Laboratories, Inc.
                  178 EAB Plaza
                  Uniondale, NY  11556
                  (516) 844-2040




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